Transgenomic Reports Third Quarter Financial Results

Quarterly Revenues Increase 87% Year-over-Year
Conference Call to Be Held at 5:00 PM Eastern Time

Omaha, Neb. (November 9, 2011) – Transgenomic, Inc. (OTC/BB: TBIO) today reported financial results for the three and nine months ended September 30, 2011 and provided a business update.

“We delivered a very strong third quarter with total revenue reaching $8.3 million. This represents growth of 87 percent above the same quarter in 2010 and our third consecutive quarter with increasing sales this year. We think these are great results, and they are due to revenue increases across all three of our operating business units: representing the successful integration of the FAMILION cardiac genetic testing franchise into our reference lab business, strong instrument sales, and increasing demand for our advanced and highly sensitive mutation detection technologies, which are driving increases in our pharmacogenomics business,” said Craig Tuttle, President and Chief Executive Officer. “We believe that Transgenomic has built a strong commercial platform across all three of its business segments and will continue its growth both through our existing menu of products and through the launch of cutting-edge new products with significant commercial value.”

Mr. Tuttle continued: “We continue to work diligently to bring our highly sensitive DNA mutation testing technology to the marketplace, with the goal of building one of the strongest foundations in cancer research and diagnostics, as well as other disease areas. One example of this is our recently announced collaboration with A. Menarini Diagnostics. Menarini Diagnostics is one of the largest medical diagnostics companies in Europe and will be selling our WAVE® MCE system and SURVEYOR® Scan mutation detection kits to their entire European customer base. In addition, we continue to further our portfolio of ICE COLD-PCR assays for assessing key cancer mutations in both tumors and circulating DNA in blood. To that end, our just-announced agreement with ScreenCell combines ICE COLD-PCR with their innovative circulating tumor cell isolation technology, an exciting opportunity with potentially broad application in cancer detection and monitoring.”

Recent Corporate and Business Events

•
Distribution Agreement with A. Menarini Diagnostics: On November 7, 2011 Transgenomic and A. Menarini Diagnostics announced an exclusive distribution agreement for Transgenomic’s SURVEYOR® Scan and WAVE® MCE (Micro-Capillary Electrophoresis) Mutation Detection system to Menarini’s network of over 2,000 pathologists throughout Europe.  The agreement opens up a broad new channel for Transgenomic’s newest instrument system and key cancer gene mutation testing kits targeted to pathologists throughout Europe.

•
Collaboration and Distribution Agreement with ScreenCell: Transgenomic, Inc. and ScreenCell, a privately-held company, signed a perpetual, worldwide collaboration and distribution agreement for ScreenCell’s Isolation Devices and Dilution Buffers, designed for the collection of Circulating Tumor Cells (CTCs) in peripheral blood.  The agreement makes Transgenomic the exclusive distributor of ScreenCell technologies used in combination with Transgenomic’s industry leading high-sensitivity mutation detection products, including its ICE COLD-PCR assays, BLOCker-Sequencing cancer mutation assays, SURVEYOR Scan cancer mutation kits and WAVE instrument systems.  The Company expects to begin selling ScreenCell products immediately, in combination with Transgenomic technology, as part of its pharmacogenomic services and for other, non-exclusive broad research applications to drug developers and academic centers.

•
Next-Generation Cancer Pathway Gene Mutation Kits: Transgenomic made considerable progress in developing more assays based on the Company’s ICE COLD-PCR technology, which it offers to pharma partners, and just completed development of its first kit product employing ICE COLD-PCR for detecting drug resistance mutations in K-RAS. This kit will undergo clinical testing in the fourth quarter and then will be offered for sale shortly thereafter. The Company will continue to develop new assays using ICE COLD-PCR for critical gene mutations involved in cancer as well as develop assays as requested by its pharmaceutical partners for testing mutations in blood that will enable patients to be tested by a simple blood draw rather than a biopsy.

•
Amendment of Preferred Convertible Stock Agreement with Third Security:  On November 8, 2011, Transgenomic entered into an agreement with the holders of its Series A Convertible Preferred Stock to amend certain terms of the Preferred Stock.  The amendment will eliminate certain provisions relating to the conversion rate and redemption feature, thereby eliminating liability accounting treatment, which drives the significant non-cash expense that results from an increase in the company’s stock price, and changing the presentation location of the preferred stock and warrant from their current classifications to Shareholders’ Equity. This modification will have a significant positive impact on the company’s balance sheet and future financial results.

The proforma effect of this amendment as of September 30, 2011 is to increase Shareholders’ Equity by $12,996,000 from a reported deficit of $1,505,000 to a positive $11,491,000.

Third Quarter and Nine Month Financial Results

Total revenue for the third quarter 2011 was $8.3 million, an increase of 87 percent compared with $4.4 million for the same period of 2010.  Revenues for the third quarter of 2011 included $4.1 million in sales related to the Clinical Laboratory Services business, $552,000 in revenue related to the Pharmacogenomics Services unit and $3.6 million in revenue related to the Diagnostic Tools unit.

For the nine months ended September 30, 2011, revenues were $23.4 million, an increase of 56 percent compared with $15.0 million for the same period of 2010.   This included $11.4 million in net sales related to the Clinical Laboratory Services business, $1.8 million in Pharmacogenomics Services revenues and $10.1 million in revenues related to the Diagnostic Tools unit.

Gross profit was $4.4 million, or 54 percent of net sales during the third quarter of 2011, compared with gross profit of $2.0 million, or 46 percent of net sales during the comparable period of 2010.  Gross profit was $13.2 million, or 56 percent of net sales for the first nine months of 2011, compared with gross profit of $7.4 million, or 49 percent of net sales for the 2010 period

Operating expenses were $4.9 million during the third quarter of 2011, compared to $2.8 million during the same period of 2010.  Operating expenses increased primarily due to the acquisition of the FAMILION business, including non-cash charges totaling $300,000 related to the amortization of the acquired intangibles.   Operating expenses for the nine months ended September 30, 2011 were $16.0 million, compared with $9.6 million during the comparable period of 2010.  Operating expenses increased primarily due to the acquisition of the FAMILION business, including non-cash charges for amortization related to the acquired intangibles of $873,000, and non-cash charges for stock option expenses of $734,000.

The net loss for the third quarter of 2011 was $1.5 million, or $0.03 per share, compared with a net loss of $898,000, or $0.02 per share, for the third quarter of 2010. The Company reported a net loss for the nine months ended September 30, 2011 of $10.9 million, or $0.22 per share, compared with a net loss of $2.4 million, or $0.05 per share, during the comparable period of 2010. The increase in net loss for the first nine months of 2011 compared to 2010 is attributable primarily to interest expense of $0.7 million and non-cash charges for preferred stock valuation of $6.9 million, amortization related to the acquired intangibles and stock option expenses.

Modified EBITDA, which is a non-GAAP measure that Transgenomic views as an appropriate and sound measure of the Company’s results, improved to $29,000 in the third quarter of 2011 from a loss of $1.4 million in the third quarter of 2010.  A reconciliation of Net Loss to Modified EBITDA is presented below.

Cash and cash equivalents were $1.4 million as of September 30, 2011, compared with $3.5 million as of December 31, 2010.

Conference Call

Transgenomic management will host a conference call to discuss third quarter 2011 financial results and answer questions beginning at 5:00 p.m. Eastern Time today. To access the call via telephone, please dial 800-862-9098 from the U.S. and Canada or 785-424-1051for international participants and enter the conference ID: TRANS.  The call also will be broadcast live over the Internet. To listen to the webcast, please log onto the Company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions. An archived webcast of the call will be available for 30 days. Investors can listen to a replay via telephone until 11:59 p.m. Eastern time on November 23, 2011 by dialing 800-374-1216 (domestic) or 402-220-0681(international).

About Transgenomic

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cancer and inherited diseases through its proprietary molecular technologies and world-class clinical and research services. The Company has three complementary business divisions: Transgenomic Pharmacogenomic Services is a contract research laboratory that specializes in supporting all phases of pre-clinical and clinical trials for oncology drugs in development. Transgenomic Clinical Laboratories specializes in molecular diagnostics for cardiology, neurology, mitochondrial disorders, and oncology. Transgenomic Diagnostic Tools produces equipment, reagents, and other consumables that empower clinical and research applications in molecular testing and cytogenetics. Transgenomic believes there is significant opportunity for continued growth across all three businesses by leveraging their synergistic capabilities, technologies, and expertise. The Company actively develops and acquires new technology and other intellectual property that strengthen its leadership in personalized medicine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

TRANSGENOMIC, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
NET SALES	$8,253	$4,419	$23,400	$14,956
COST OF GOODS SOLD	3,808	2,402	10,248	7,568
Gross profit	4,445	2,017	13,152	7,388
OPERATING EXPENSES:
Selling, general and administrative	4,364	2,159	14,272	7,623
Research and development	515	613	1,650	1,952
Restructuring Charges	5	72	40	72
	4,884	2,844	15,962	9,647
LOSS FROM OPERATIONS	(439)	(827)	(2,810)	(2,259)
OTHER INCOME (EXPENSE):
Interest expense	(238)	—	(720)	1
Expense on preferred stock	(600)	—	(6,866)	—
Other, net	(2)	—	231	—
	(840)	—	(7,355)	1
LOSS BEFORE INCOME TAXES	(1,279)	(827)	(10,165)	(2,258)
INCOME TAX EXPENSE (BENEFIT)	(9)	71	(120)	109
NET LOSS	$(1,270)	$(898)	$(10,045)	$(2,367)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(275)	—	(803)	—
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(1,545)	$(898)	$(10,848)	$(2,367)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.03)	$(0.02)	$(0.22)	$(0.05)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	49,327,527	49,289,672	49,306,861	49,228,561

See notes to unaudited condensed consolidated financial statements.

Transgenomic, Inc.
Summary Financial Results
Proforma Modified EBITDA
(dollars in thousands)

Management uses Proforma Modified EBITDA, a non-GAAP measure, to measure the Company's financial performance and to internally manage its businesses.  Management believes that Proforma Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies.  Proforma Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles.  Proforma Modified EBITDA calculations may vary from company to company.  Accordingly, our computation of Proforma Modified EBITDA may not be comparable with a similarly-titled measure of another company.  Included in our Proforma Modified EBITDA are the results of our acquisition of the Familion family of genetic tests.

The following sets forth the reconciliation of Net Loss to Proforma Modified EBITDA for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
NET LOSS	$(1,270)	$(2,010)	$(10,045)	$(6,641)

INTEREST EXPENSE	238	2	720	5

INCOME TAX EXPENSE (BENEFIT)	(9)	71	(120)	109

DEPRECIATION AND AMORTIZATION	500	481	1,492	1,638

PREFERRED STOCK EXPENSES	600	—	6,866	—

STOCK OPTION EXPENSE (RECOVERY)	(30)	20	734	(29)

MODIFIED EBITDA	29	(1,436)	(353)	(4,918)

TRANSGENOMIC, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	September 30,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,423	$3,454
Accounts receivable, net	7,591	7,601
Inventories, net	3,306	3,344
Other current assets	1,336	635
Total current assets	13,656	15,034
PROPERTY AND EQUIPMENT, NET	1,597	1,602
OTHER ASSETS:
Goodwill	6,275	6,275
Intangibles	8,325	8,962
Other assets	121	154
	$29,974	$32,027
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES	$10,104	$8,253
OTHER LIABILITIES:
Long term debt less current maturities	7,405	8,640
Preferred stock conversion feature	8,000	1,983
Preferred stock warrant liability	3,200	2,351
Other long-term liabilities	974	843
Total liabilities	29,683	22,070
Redeemable Series A convertible preferred stock, $0.1 par value, 3,879,307 shares authorized, 2,586,205 shares issued and outstanding	1,796	1,457
STOCKHOLDERS’ EQUITY (DEFICIT)	(1,505)	8,500
	$29,974	$32,027